Exhibit 10.7

AMENDMENT NO. 3 TO THE
ADVISORY AGREEMENT

August 29, 2014

This Amendment No. 3 (this “Amendment”) to the Advisory Agreement among Toys “R” Us, Inc., (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), Bain Capital, Ltd., a company organized under the laws of England and Wales (“BCL” and, together with BCP, “Bain”), Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership (“KKR”), and Vornado Truck LLC, a Delaware limited liability company (“Vornado” and together with Bain and KKR, the “Advisors”), dated as of July 21, 2005, as amended on June 10, 2008 and as further amended on February 1, 2009 (the “Agreement”), shall become effective as of August 29, 2014. Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Reorganization Agreement and/or the Agreement, as applicable.

1.	Definition of Quarterly Fee Amount. The definition of “Quarterly Fee Amount” is hereby amended and restated as follows:

““Quarterly Fee Amount” shall mean (a) $3,750,000 per fiscal quarter for the Company’s fiscal year 2005 and (b) for each fiscal year thereafter during the Term, an amount per fiscal quarter equal to one hundred five percent (105%) of the applicable Quarterly Fee Amount for the immediately preceding fiscal year (the “Quarterly Fee Increase”); provided that, for fiscal year 2009 only, the Quarterly Fee Amount shall be reduced to $3,750,000 per fiscal quarter. If the Company successfully completes an Initial Public Offering (“IPO”), the Advisors may elect to receive and the Company shall pay from the proceeds of an IPO, an amount equal to the aggregate difference between: (i) the Quarterly Fee Amount the Company would have paid had the amount not been fixed in fiscal year 2009 and (ii) the Quarterly Fee Amount payments that were made by the Company for fiscal year 2009. For purposes of clarification, the Quarterly Fee Amount for fiscal year 2010 shall be $4,786,055.86 per fiscal quarter. Notwithstanding the foregoing, the Quarterly Fee Amount for fiscal year 2014 and each fiscal year thereafter during the Term or any extension of the Term shall be $4,363,110. If the Company successfully completes an IPO, the Advisors may elect to receive and the Company shall pay from the proceeds of an IPO, an amount equal to the aggregate difference between: (x) the Quarterly Fee amount the Company would have paid in fiscal year 2014 and each fiscal year thereafter had such amounts not been fixed and (y) the Quarterly Fee Amount payments that were made by the Company for fiscal year 2014 and each fiscal year thereafter.”

2.
The parties acknowledge that for fiscal year 2014, any excess Quarterly Fee Amounts paid by the Company before this Amendment was adopted (i.e., the amount of any Quarterly Fee Amount that was paid which was in excess of $4,363,110) will be applied as a credit to the next occurring Quarterly Fee Amount so that the total paid in fiscal year 2014 will equal $17,452,440.

3.
Continuing Force and Effect. The Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

4.
Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

5.	GOVERNING LAW. THIS AMENDMENT AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Advisory Agreement on the day and year first written above.

TOYS “R” US, INC.

By:	/s/ David J. Schwartz
Name: David J. Schwartz
Title: Executive Vice President – General Counsel

BAIN CAPITAL PARTNERS, LLC
By:	/s/ Matthew S. Levin
Name: Matthew S. Levin
Its:

BAIN CAPITAL, LTD.
By:	/s/ Matthew S. Levin
Name: Matthew S. Levin
Its:

KOHLBERG KRAVIS ROBERTS & CO., L.P.

By:	KKR & Co. LLC

By:	/s/ William Janetschek
Name: William Janetschek
Its:	Chief Financial Officer

VORNADO TRUCK, LLC

By:	/s/ Wendy Silverstein
Name: Wendy Silverstein
Its: Authorized Signatory